SUBLEASE

THIS SUBLEASE (this “Sublease”) is dated for reference purposes as of March __, 2020, and is made by and between Immersion Corporation, a Delaware corporation (“Sublessor”), and Neato Robotics, Inc., a Delaware corporation (“Sublessee”). Sublessor and Sublessee hereby agree as follows:
1.Recitals: This Sublease is made with reference to the fact that BSREP Rio Robles LLC, as landlord (“Master Lessor”), and Sublessor, as tenant, are parties to that certain Office Lease, dated as of September 15, 2011 (the “Original Lease”), as amended by that certain First Amendment to Office Lease, dated November 12, 2014 (the “First Amendment”, and, together with the Original Lease, the “Master Lease”), with respect to premises consisting of approximately 41,772 square feet of space, located at 50 Rio Robles Drive, San Jose, CA (the “Premises”). A true and complete copy of the Master Lease is attached hereto as Exhibit A.
2.    Premises: Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, all of the Premises (also referred to herein as the “Subleased Premises”). Except to the extent that the square footage of the Premises is adjusted under the Master Lease, the square footage of the Subleased Premises shall be as set forth in this paragraph, notwithstanding any remeasurement.
3.    Term:
A.    Term. The term (the “Term”) of this Sublease shall be for the period commencing on the later of (i) May 1, 2020 and (ii) fifteen (15) days following Master Lessor’s consent to this Sublease (the “Commencement Date”) and ending on April 30, 2023 (the “Expiration Date”), unless this Sublease is sooner terminated pursuant to its terms or the Master Lease is sooner terminated pursuant to its terms.
B.    Early Possession. Sublessor shall permit Sublessee to enter the Subleased Premises for the purpose of preparing the Subleased Premises for occupancy and not for the purpose of conducting business therein, provided (i) Master Lessor’s consent to this Sublease has been received, (ii) Sublessee has delivered to Sublessor the Letter of Credit and first month’s Base Rent as required under Paragraph 4, (iii) Sublessee has delivered to Sublessor evidence of all insurance required under this Sublease and (iv) Sublessee shall not interfere with Sublessor’s use of or access to the portion of the Premises being used by Sublessor prior to the Commencement Date, provided that Sublessee shall have not less than fifteen (15) days vacant access to the Subleased Premises. Such occupancy shall be subject to all of the provisions of this Sublease, except for the obligation to pay Base Rent and shall not advance the Expiration Date of this Sublease.
4.    Rent:
A.    Base Rent. Sublessee shall pay to Sublessor as base rent for the Subleased Premises for each month during the Term the amounts per month set forth below (“Base Rent”).

Months	Base Rent per Month
Months 1 to 12*	$85,632.60
Months 13 to 24	$88,201.58
Months 25 to Expiration Date	$90,847.63

*Provided that Sublessee is not in default (beyond applicable notice and cure periods), Base Rent for the first month of the Term shall be abated. Base Rent and Additional Rent, as defined in Paragraph 4.B below, shall be paid on or before the first (1st) day of each month. Base Rent and Additional Rent for any period during the Term hereof which is for less than one (1) month of the Term shall be a pro rata portion of the monthly installment based on a thirty (30) day month. If an increase in Base Rent becomes effective on a date other than the first day of a calendar month, the Base Rent for that month shall be the sum of the two applicable rates, each prorated for the portion of the month during which the rate is in effect. Base Rent and Additional Rent shall be payable without notice or demand and without any deduction, offset, or abatement, in lawful money of the United States of America. Base Rent and Additional Rent shall be paid directly to Sublessor at 330 Townsend Street, Suite 234, San Francisco, CA 94107, or such other address as may be designated in writing by Sublessor.
B.    Additional Rent. Sublessee shall also pay to Sublessor all costs directly incurred by or at the request of Sublessee with respect to its use of the Premises and any cost or expense is incurred under the Master Lease for Sublessee’s sole benefit (including for utilities) or as a result of Sublessee’s request for certain services (such as after-hours HVAC charges). Without limiting the foregoing, Sublessee shall pay for all utilities serving the Premises, including, without limitation, gas, electric, water, telephone, internet, janitorial, recycling and security. All such amounts shall be deemed additional rent (“Additional Rent”). Base Rent and Additional Rent hereinafter collectively shall be referred to as “Rent”. For avoidance of doubt, this Sublease shall be gross in nature without pass-through of Direct Expenses or any increase thereof.
C.    Payment of First Month’s Rent. Upon execution hereof by Sublessee, Sublessee shall pay to Sublessor the sum of Eighty-Five Thousand Six Hundred Thirty-Two and 60/100 Dollars ($85,632.60), which shall constitute Base Rent for the second month of the Term.
5.    Letter of Credit: Upon execution hereof, Sublessee shall deliver to Sublessor an unconditional, irrevocable and renewable letter of credit (“Letter of Credit”) in favor of Sublessor in a form reasonably acceptable by Sublessor, issued by a bank approved by Sublessor, in the sum of two hundred fifty six thousand eight hundred ninety seven and 80/100 Dollars ($256,897.80), to be held by Sublessor in accordance with the terms, provisions and conditions of this Sublease. Sublessor hereby approves Silicon Valley Bank as an issuing bank for the Letter of Credit. Sublessee shall pay all expenses, points and/or fees incurred by Sublessee in obtaining the Letter of Credit. If Sublessee commits a default with respect to any provision of this Sublease beyond applicable notice and cure periods, Sublessor may (but shall not be required to) draw upon all or any portion of the Letter of Credit, and the proceeds received from such draw shall constitute Sublessor’s property and Sublessor shall then use, apply or retain all or any part of the proceeds (1) for the payment of any sum which is in default, (2) to reimburse Sublessor for costs incurred by Sublessor in connection with this Sublease, (3) for the payment of any other amount which Sublessor may spend or become obligated to spend by reason of Sublessee’s default, (4) to compensate Sublessor for any loss or damage which Sublessor may suffer by reason of Sublessee’s default or (5) as prepaid rent to be applied against Sublessee's next Rent obligations as they become due until the remaining proceeds are exhausted. Sublessor shall not be required to keep any proceeds from the Letter of Credit separate from its general funds. Should Sublessor transfer its interest in the Subleased Premises during the Sublease Term and if Sublessor deposits with the purchaser thereof the Letter of Credit or any proceeds of the Letter of Credit, thereupon Sublessor shall be discharged from any further liability with respect to the Letter of Credit and said proceeds and Sublessee shall look solely to such transferee for the return of the Letter of Credit or any proceeds therefrom. The Letter of Credit or any remaining proceeds of the Letter of Credit held by Sublessor after expiration of the Sublease Term, after any deductions described above, shall be returned to Sublessee within sixty (60) days following the later of the expiration of the Term and Sublessee’s surrender of the Subleased Premises in the required condition. Sublessor and Sublessee acknowledge and agree that in no event or circumstance shall the Letter of Credit, any renewal thereof or substitute therefor or the proceeds thereof be (i) deemed to be or treated as a “security deposit” within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a “security deposit” within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context (“Security Deposit Laws”) shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.
6.    Holdover: The parties hereby acknowledge that the expiration date of the Master Lease is April 30, 2023 and that it is therefore critical that Sublessee surrender the Subleased Premises to Sublessor no later than the Expiration Date in accordance with the terms of this Sublease. In the event that Sublessee does not surrender the Subleased Premises by the Expiration Date in accordance with the terms of this Sublease, Sublessee shall indemnify, defend, protect and hold harmless Sublessor from and against all loss and liability resulting from Sublessee’s delay in surrendering the Subleased Premises and pay Sublessor holdover rent as provided in Section 16 of the Master Lease.
7.    Repairs: Sublessor shall deliver the Subleased Premises to Sublessee in professionally cleaned condition. The parties acknowledge and agree that Sublessee is subleasing the Subleased Premises on an “as is” basis, and that Sublessor has made no representations or warranties with respect to the condition of the Subleased Premises, except as set forth in this paragraph. Sublessor shall have no obligation whatsoever to make or pay the cost of any alterations, improvements or repairs to the Subleased Premises, including, without limitation, any improvement or repair required to comply with any law. Master Lessor shall be solely responsible for performance of any repairs required to be performed by Master Lessor under the terms of the Master Lease. Sublessee shall be required to contract and pay for its own janitorial services to the Subleased Premises.
8.    Indemnity: Except to the extent caused by the negligence or willful misconduct of Sublessor, its agents, employees, contractors or invitees, Sublessee shall indemnify, defend with counsel reasonably acceptable to Sublessor, protect and hold Sublessor, Master Lessor and their respective agents, employees, property managers and contractors harmless from and against any and all losses, claims, liabilities, damages, costs and expenses (including reasonable attorneys’ and experts’ fees), caused by or arising in connection with: (i) the use, occupancy or condition of the Subleased Premises and Project by Sublessee; (ii) the negligence or willful misconduct of Sublessee or its employees, contractors, agents or invitees; or (iii) a breach of Sublessee’s obligations under this Sublease or the provisions of the Master Lease assumed by Sublessee hereunder. Sublessee’s indemnification of Sublessor shall survive termination of this Sublease.
9.    Right to Cure Defaults: If Sublessee fails to pay any sum of money under this Sublease, or fails to perform any other act on its part to be performed hereunder, then Sublessor may, but shall not be obligated to, after passage of any applicable notice and cure periods, make such payment or perform such act. All such sums paid, and all reasonable costs and expenses of performing any such act, shall be deemed Additional Rent payable by Sublessee to Sublessor upon demand, together with interest thereon at the Interest Rate from the date of the expenditure until repaid.
10.    Assignment and Subletting: Sublessee may not assign this Sublease, sublet the Subleased Premises, transfer any interest of Sublessee therein or permit any use of the Subleased Premises by another party (collectively, “Transfer”), without the prior written consent of Sublessor and Master Lessor. Sublessee acknowledges that the Master Lease contains a “recapture” right in Section 14.4, and that Sublessor may withhold consent to a proposed Transfer in its sole discretion unless Master Lessor confirms in writing that the recapture right does not apply to the Subleased Premises or otherwise waives such right. Any Transfer shall be subject to the terms of Section 14 of the Master Lease. Notwithstanding the foregoing, Sublessee may engage in a Permitted Transfer pursuant to Section 14.8 of the Master Lease, as incorporated herein, without Sublessor’s prior written consent (but the foregoing shall not excuse any requirement to obtain Master Lessor’s consent to such Permitted Transfer.
11.    Use: Sublessee may use the Subleased Premises only for the “Permitted Uses” identified in Section 5 of the Master Lease. Sublessee shall not use, store, transport or dispose of any Hazardous Material in or about the Subleased Premises, except in accordance with Section 28 of the Master Lease, as incorporated herein.
12.    Effect of Conveyance: As used in this Sublease, the term “Sublessor” means the holder of the tenant’s interest under the Master Lease. In the event of any assignment or transfer of the tenant’s interest under the Master Lease, which assignment or transfer may occur at any time during the Term hereof in Sublessor’s sole discretion (but subject to the terms of the Master Lease), Sublessor shall be and hereby is entirely relieved of all covenants and obligations of Sublessor hereunder, and it shall be deemed and construed, without further agreement between the parties, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublessor hereunder incurred from and after the date of such transfer and assumption. Sublessor shall transfer and deliver any security of Sublessee to the transferee of the tenant’s interest under the Master Lease, and thereupon Sublessor shall be discharged from any further liability with respect thereto.
13.    Delivery and Acceptance: If Sublessor fails to deliver possession of the Subleased Premises to Sublessee on or before the date calculated pursuant to Paragraph 3.A hereof for any reason whatsoever, then this Sublease shall not be void or voidable, nor shall Sublessor be liable to Sublessee for any loss or damage; provided, however, that in such event, the Commencement Date shall be delayed and Rent shall abate until the date that is fifteen (15) days after Sublessor delivers possession of the Subleased Premises to Sublessee. Except as otherwise set forth herein, by taking possession of the Subleased Premises, Sublessee conclusively shall be deemed to have accepted the Subleased Premises in their as-is, then-existing condition, without any warranty whatsoever of Sublessor with respect thereto. Notwithstanding the foregoing, and provided this Sublease is executed by Sublessee on or before March 15, 2020, then if the Subleased Premsies are not delivered to the Sublessee by May 15, 2020 (which date shall be adjusted for delays due to force majeure) (“First Outside Delivery Date”), the date Sublessee is otherwise obliged to commence payment of Base Rent shall be delayed by one day for each day that delivery is delayed beyond the First Outside Delivery Date. If the Subleased Premsies are not delivered to the Sublessee by June 15, 2020 (which date shall be adjusted for delays due to force majeure) (“Second Outside Delivery Date”), the date Sublessee is otherwise obliged to commence payment of Base Rent shall be delayed by two extra days for each day that delivery is delayed beyond such Second Outside Delivery Date. If the Subleased Premsies are not delivered to the Sublessee by July 15, 2020 (which date shall be adjusted for delays due to force majeure) (“Third Outside Delivery Date”), the date Sublessee is otherwise obliged to commence payment of Base Rent shall be delayed by three extra days for each day that delivery is delayed beyond such Third Outside Delivery Date.
14.    Improvements: No alteration or improvements shall be made to the Subleased Premises, except in accordance with the Master Lease, and with the prior written consent of both Master Lessor and Sublessor.
15.    Insurance and Release and Waiver of Subrogation: Sublessee shall obtain and keep in full force and effect, at Sublessee’s sole cost and expense, during the Term the insurance required under Section 10.2 of the Master Lease. Sublessee shall name Master Lessor and Sublessor as additional insureds under its liability insurance policy. The release and waiver of subrogation set forth in Section 10.4 of the Master Lease, as incorporated herein, shall be binding on the parties.
16.    Default: Sublessee shall be in material default of its obligations under this Sublease upon the occurrence of any of the events set forth in Section 19 of the Master Lease, as incorporated herein. In the event of any default by Sublessee, Sublessor shall have all remedies provided pursuant to Section 19.2 of the Master Lease and by applicable law, including damages that include the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the lessee proves could be reasonably avoided and the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations).
17.    Surrender: Prior to expiration of this Sublease, Sublessee shall remove all of its trade fixtures and shall surrender the Subleased Premises to Sublessor in the condition as delivered at the Commencement Date; provided, however, that during the last thirty (30) days of the Sublease Term, Sublessor shall be permitted to access the Subleased Premises, at reasonable times and upon reasonable prior notice, to remove the Charging Station Equipment and related electrical improvements and any other improvements, alterations or modifications that are not the obligation of Sublessee to remove hereunder, provided such entry and work shall not materially interfere with Sublessee’s use of the Subleased Premises. Without limiting the foregoing, Sublessee shall be required to remove only those any alterations, fixtures and improvements installed by Sublessee to the extent required by Master Lessor, as well as any wiring and cabling required to be removed by Master Lessor. Sublessor shall not require Sublessee to remove any alterations, improvements, wiring or cabling unless required by Master Lessor. If the Subleased Premises are not so surrendered as required by the terms under this Paragraph 17, then Sublessee shall be liable to Sublessor for all liabilities Sublessor incurs as a result thereof, including costs incurred by Sublessor in returning the Subleased Premises to the required condition, plus interest thereon at the Interest Rate. Notwithstanding the foregoing, if (i) Sublessee enters into a direct lease for the entire Premises with Master Lessor commencing concurrently with the expiration of the Sublease Term and (ii) Master Lessor agrees in writing for the express benefit of Sublessor to waive all surrender and restoration obligations under the Master Lease, the Sublessee shall not be required to surrender possession of the Subleased Premises to Sublessor on the Expiration Date or perform its surrender obligations under this Paragraph 17.
18.    Broker: Sublessor and Sublessee each represent to the other that they have dealt with no real estate brokers, finders, agents or salesmen other than Savills, Inc., representing Sublessor, and Newmark Knight Frank, representing Sublessee, in connection with this transaction. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder’s fees or other compensation made by any other agent, broker, salesman or finder as a consequence of such party’s actions or dealings with such agent, broker, salesman, or finder.
19.    Notices: Unless at least five (5) days’ prior written notice is given in the manner set forth in this paragraph, the address of each party for all purposes connected with this Sublease shall be that address set forth below its signature at the end of this Sublease. All notices, demands or communications in connection with this Sublease shall be (a) personally delivered; or (b) properly addressed and (i) submitted to an overnight courier service, charges prepaid, or (ii) deposited in the mail (certified, return receipt requested, and postage prepaid). Notices shall be deemed delivered upon receipt, if personally delivered, one (1) business day after being submitted to an overnight courier service and three (3) business days after mailing, if mailed as set forth above. All notices given to Master Lessor under the Master Lease shall be considered received only when delivered in accordance with the Master Lease.
20.    Miscellaneous: Sublessor has not had an inspection of the Premises performed by a Certified Access Specialist as described in California Civil Code § 1938. A Certified Access Specialist (CASp) can inspect the Subleased Premises and determine whether the Subleased Premises complies with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Subleased Premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the Subleased Premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Subleased Premises. Capitalized terms used but not defined in this Sublease shall have the meanings ascribed to such terms in the Master Lease.
21.    Other Sublease Terms:
A.    Incorporation by Reference. Except as set forth below, the terms and conditions of this Sublease shall include all of the terms of the Master Lease and such terms are incorporated into this Sublease as if fully set forth herein, except that: (i) each reference in such incorporated sections to “Lease” shall be deemed a reference to “Sublease”; (ii) each reference to the “Premises” shall be deemed a reference to the “Subleased Premises”; (iii) each reference to “Landlord” and “Tenant” shall be deemed a reference to “Sublessor” and “Sublessee”, respectively, except as otherwise expressly set forth herein; (iv) with respect to work, services, repairs, restoration, insurance, indemnities, representations, warranties or the performance of any other obligation of Master Lessor under the Master Lease, the sole obligation of Sublessor shall be to request the same in writing from Master Lessor as and when requested to do so by Sublessee, and to use Sublessor’s reasonable efforts (without requiring Sublessor to spend more than a nominal sum) to obtain Master Lessor’s performance; (v) with respect to any obligation of Sublessee to be performed under this Sublease, wherever the Master Lease grants to Sublessor a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Sublessee shall have three (3) fewer days to perform the obligation, including, without limitation, curing any defaults; (vi) with respect to any approval required to be obtained from the “Landlord” under the Master Lease, such consent must be obtained from both Master Lessor and Sublessor, and the approval of Sublessor may be withheld if Master Lessor’s consent is not obtained; (vii) in any case where the “Landlord” reserves or is granted the right to manage, supervise, control, repair, alter, regulate the use of, enter or use the Premises or any areas beneath, above or adjacent thereto, perform any actions or cure any failures, such reservation or right shall be deemed to be for the benefit of both Master Lessor and Sublessor; (viii) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord”, such indemnity, release or waiver shall be deemed to cover, and run from Sublessee to, both Master Lessor and Sublessor; (ix) in any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord”, such obligation shall be deemed to run from Sublessee to both Master Lessor and Sublessor; (x) all payments shall be made to Sublessor; (xi) Sublessee shall pay all consent and review fees set forth in the Master Lease to each of Master Lessor and Sublessor; (xii) Sublessee shall not have the right to terminate this Sublease due to casualty or condemnation unless Sublessor has such right under the Master Lease; and (xiii) fifty percent (50%) of all “profit” under subleases and assignments remaining after Master Lessor has received its share of such “profit” shall be paid to Sublessor.
B.    Exclusions. Notwithstanding the foregoing, the following provisions of the Master Lease shall not be incorporated herein: Basic Lease Information Items 1, 3, 4, 5, 8, 10, 11, 12, 13, 14, 15 and 16; Sections 1.1.1 (the second sentence only); 1.1.2; 2; 3.1(the third sentence only, and all references to payment of Direct Expenses); 3.2; 4; 7.1.4; 10.1.2 ;21; 25.1; 25.7; 27.1 (the last clause of the first sentence); 27.2 (the second clause of the first sentence only); 29; 30; Exhibit A; Exhibit B; Exhibit F(1)(B)(2); Exhibit H; Exhibit I; and the First Amendment Sections: 1 (except the New Premises definition); 2; 3(a); 3(b); 4; 5; 6 (except the first sentence); 7; 8; 9; 10; 12; 14; 15; Exhibit B; Exhibit C and Exhibit D. In addition, notwithstanding subpart (iii) above, references in the following provisions to “Landlord” shall mean Master Lessor only: Sections 5.2, 6.1(the last sentence only); 6.2 (the second sentence only); 7.1.2; 7.1.4; 10.6; 11.1; 11.2; 13; 15.1(d); 24 (the sixth sentence only); and the First Amendment (Section 3(c)(except the tenth sentence).
C.    Assumption of Obligations. This Sublease is and at all times shall be subject and subordinate to the Master Lease and the rights of Master Lessor thereunder. Sublessee hereby expressly assumes and agrees: (i) to comply with all provisions of the Master Lease which are incorporated hereunder; and (ii) to perform all the obligations on the part of the “Tenant” to be performed under the terms of the Master Lease during the Term of this Sublease with respect to the Subleased Premises to the extent such obligations are incorporated hereunder. In the event the Master Lease is terminated for any reason whatsoever, this Sublease shall terminate simultaneously with such termination without any liability of Sublessor to Sublessee, unless such termination is a result of a default by Sublessor under the Master Lease. In the event of a conflict between the provisions of this Sublease and the Master Lease, as between Sublessor and Sublessee, the provisions of this Sublease shall control. In the event of a conflict between the express provisions of this Sublease and the provisions of the Master Lease, as incorporated herein, the express provisions of this Sublease shall prevail.
D.    Preservation of Master Lease. Sublessor covenants that (1) it will not terminate the Master Lease except pursuant to any rights to do so under the terms of the Master Lease, (2) it will not amend the Master Lease in a manner that materially and adversely affects Sublessee’s use of the Subleased Premises, and (3) it will not fail to perform any obligation under the Master Lease that would result in a termination of this Sublease, increased liability to Sublessee, or materially interference with Sublessee’s use of and access to the Subleased Premises.
22.    Conditions Precedent: This Sublease and Sublessor’s and Sublessee’s obligations hereunder are conditioned upon the written consent of Master Lessor. If Sublessor fails to obtain Master Lessor’s consent within thirty (30) days after full execution of this Sublease, then Sublessee may terminate this Sublease by giving the Sublessor written notice thereof prior to the date such consent is received, and Sublessor shall return to Sublessee its payment of the first month’s Rent paid by Sublessee pursuant to Paragraph 4 hereof and the Letter of Credit.
23.    Termination; Recapture: Notwithstanding anything to the contrary herein, Sublessee acknowledges that, under the Master Lease, both Master Lessor and Sublessor have certain termination and recapture rights, including, without limitation, in Sections 14.4, 11 and 13. Nothing herein shall prohibit Master Lessor or Sublessor from exercising any such rights and neither Master Lessor nor Sublessor shall have any liability to Sublessee as a result thereof. In the event Master Lessor or Sublessor exercise any such termination or recapture rights, this Sublease shall terminate without any liability to Master Lessor or Sublessor.
24.    Inducement Recapture: Any agreement for free or abated rent or other charges, or for the giving or paying by Sublessor to or for Sublessee of any cash or other bonus, inducement or consideration for Sublessee’s entering into this Sublease, all of which concessions are hereinafter referred to as “Inducement Provisions”, shall be deemed conditioned upon Sublessee’s full and faithful performance of all of the terms, covenants and conditions of this Sublease. Upon a default by Sublessee beyond applicable notice and cure periods that results in a termination of this Sublease, any such Inducement Provision shall automatically be deemed deleted from this Sublease and no further force or effect, and the unamortized portion of any rent, other charge, bonus, inducement or consideration theretofore abated (determined by the dividing number of months passed in this Sublease by the total number of months of this Sublease), given or paid by Sublessor under such an Inducement Provision shall be immediately due and payable by Sublessee to Sublessor.
25.    Furniture, Fixtures and Equipment: Sublessee shall have the right to use during the Term the office furnishings within the Subleased Premises which are identified on Exhibit C attached hereto (the “Furniture”) at no additional cost to Sublessee. The Furniture is provided in its “AS IS, WHERE IS” condition, without representation or warranty whatsoever. Sublessee shall insure the Furniture under the property insurance policy required under the Master Lease, as incorporated herein, and pay all taxes with respect to the Furniture. Sublessee shall maintain the Furniture in good condition and repair, reasonable wear and tear excepted, and shall be responsible for any loss or damage to the same occurring during the Term. Sublessee shall surrender the Furniture to Sublessor upon the termination of this Sublease in the same condition as exists as of the Commencement Date, reasonable wear and tear excepted. Sublessee shall not remove any of the Furniture from the Subleased Premises. Notwithstanding the foregoing, provided (i) Sublessee has not defaulted under this Sublease (beyond applicable notice and cure periods) and (ii) this Sublease has not been terminated as a result thereof prior to the Expiration Date, which conditions may be waived by Sublessor in its sole discretion, then upon the expiration or termination of this Sublease, the Furniture shall become the property of Sublessee in exchange for $1, and Sublessee shall accept the same in its “AS IS, WHERE IS” condition, without representation or warranty whatsoever. In such case, Sublesssee shall have the obligation to remove the Furniture from the Subleased Premises on the expiration or earlier termination of this Sublease.
26.    Parking: Sublessee shall have the use of Sublessor’s parking rights provided in the Master Lease, throughout the Term of this Sublease.
27.    Signage: Subject to Master Lessor’s consent and in accordance with the terms of the Master Lease, Sublessee, at Sublessee’s sole cost and expense shall be permitted to place its name on the Building signage monument. Prior to the Commencement Date, Sublessor shall remove its signs from the Building facia and the monument serving the Building. Sublessee acknowledges that Sublessor’s signage rights under the Master Lease are personal to Sublessor and shall terminate upon the execution of this Sublease and Sublessee shall be required to apply for all signage rights pursuant to this Sublease directly with Master Lessor.

[Signatures on following page]
IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first above written.
SUBLESSOR:    SUBLESSEE:
IMMERSION CORPORATION,    NEATO ROBOTICS, INC.,
a Delaware corporation    a Delaware corporation

By: /s/ Aaron Akerman    By: /s/ Thomas Nedder
Name: Aaron Akerman    Name: Thomas Nedder
Its: CFO    Its: CEO
EXHIBIT A

MASTER LEASE
EXHIBIT B

SUBLEASED PREMISES

EXHIBIT C

FURNITURE

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